Exhibit 19

EXECUTIVE SUMMARY OF THE

INSIDER TRADING POLICY

OF

FIDELITY D&D BANCORP, INC.

●

The Policy applies to Directors and Executive Officers of Fidelity D&D Bancorp, Inc., as well as Directors and Executive Officers of any Fidelity D&D Bancorp, Inc. subsidiary as designated by the Fidelity D&D Bancorp, Inc. Board of Directors, and employees of Fidelity D&D Bancorp, Inc. or a subsidiary, who are in possession of Material Insider Information.

●

The Policy appoints an Insider Trading Compliance Officer who assists the Insiders with the filing of SEC Forms 3, 4 and 5 and administers the Policy. Due to the 2-day filing requirement for Forms 4, insiders must inform the Compliance Officer in advance of the proposed purchase or sale of Fidelity D&D Bancorp, Inc. securities where possible and, if not possible, as soon as the insider has the details of the transaction. Insiders are encouraged to request their brokers to send transaction details directly to the Compliance Officer.

●	No Insider may effect a transaction in the Fidelity D&D Bancorp, Inc. securities or another entity, such as a merger target, while he or she is in possession of Material Inside Information.

●	No Insider may divulge, disclose or "tip" any Material Inside Information to any person for any reason whatsoever without the express permission of the Fidelity D&D Bancorp, Inc. Board of Directors.

●

No Insider may trade Fidelity D&D Bancorp, Inc. securities during Fidelity D&D Bancorp, Inc.’s Reporting Period. Fidelity D&D Bancorp, Inc.’s Reporting Period generally occurs between the end of a fiscal quarter/year and the release of financial information to the general public (i.e., a Press Release related to Earnings or to a Material Event published on a major wire service for dissemination to the public.) The Board of Directors, as well as the Fidelity D&D Bancorp, Inc. CEO, may grant exceptions to this Policy, not inconsistent with the law.

●

No Insider may trade Fidelity D&D Bancorp, Inc. securities during Fidelity D&D Bancorp, Inc.’s Blackout Period if such security was acquired or would be acquired in connection with his or her service or employment. Fidelity D&D Bancorp, Inc.’s Blackout Period is a period during which participants in Fidelity D&D Bancorp, Inc.’s 401(k) Plan are prohibited from trading the Corporation's securities held for their account in the Plan.

●	The Policy permits the use of a Rule 10b5-1 Trading Plan, provided that the plan has been cleared by the Compliance Officer.

●

An intentional violation of the Policy may result in termination of employment, and, if applicable, in a request to resign from the Board of Directors. All violations are judged on a case- by- case basis. Additional penalties may be imposed under Federal and/or State law.

INSIDER TRADING POLICY

OF

FIDELITY D&D BANCORP, INC.

Adopted July 18, 2023

By the Board of Directors

TABLE OF CONTENTS

Page

I.	INTRODUCTION
GENERAL POLICY AND GUIDELINES	1

II.	DEFINITIONS	2

III.	SECTION 16 REPORTING REQUIREMENTS	4

IV.	PROHIBITED ACTIVITIES	6

V.	COMPLIANCE PROGRAM	7

VI.	OBLIGATION TO REPORT VIOLATIONS	10

APPENDICES

A -	CHECKLIST FOR SHORT-SWING PROFITS	A-1

B -	CERTIFICATION OF NON-DISCLOSURE OF MATERIAL NON-PUBLIC INFORMATION	B-1

C -	ACKNOWLEDGMENT AND AGREEMENT OF COMPLIANCE	C-1

D -	COVENANT OF NON-DISCLOSURE BY A QUASI-INSIDER OR TEMPORARY INSIDER	D-1

E -	AFFIRMATIVE STATEMENT REGARDING COMPLIANCE WITH THE REPORTING REQUIREMENTS OF SECTION 16	E-1

FIDELITY D&D BANCORP, INC.

INSIDER TRADING POLICY

I.	INTRODUCTION - GENERAL POLICY AND GUIDELINES

Fidelity D&D Bancorp, Inc. (the "Corporation") and its subsidiaries, including The Fidelity Deposit and Discount Bank and any other subsidiary of the Corporation, (collectively, the “Subsidiaries”) are intensely aware of the need to maintain extremely high standards of honesty, integrity and fair dealing to assure the public's trust in the performance and maintenance of an impartial trading price for the Corporation's securities in the marketplace. "Insider Trading," the trading of securities based on Material, Non-public Information, is not only unfair, but erodes investor confidence in the marketplace for the Corporation's securities. The preservation of trust in the Corporation and preservation of the Corporation's reputation requires observance of certain standards by the Corporation's directors, officers, employees, and persons holding 10% or more of the Corporation's equity securities ("10% Holders"). Therefore, the Corporation has adopted this Insider Trading Policy (the “Policy”) and is implementing the procedures detailed herein to avoid even the appearance of improper conduct on the part of the Corporation’s directors, officers, employees and 10% Holders. This Policy is in addition to the Corporation's "Code of Ethics."

The Corporation and its Subsidiaries require that certain directors, officers, employees, 10% Holders and other representatives avoid possible misconduct and avoid any situation in which Material, Non-public Information could be misappropriated by anyone to gain an unfair advantage in trading of the Corporation's securities. In all situations, including those where the law is unclear or in conflict, directors, officers, employees and 10% Holders are expected to refrain from any discussion with respect to any information that might be construed as Material, Non-public Information.

An intentional violation of the provisions of this Policy may result in termination of employment as an officer or employee of the Corporation or any of the Corporation’s Subsidiaries and affiliates, and, if applicable, in a request to resign from the Board of Directors. Intentional violations of the provisions of this Policy by a "Quasi-Insider" or "Temporary Insider" will be addressed by the Board of Directors of the Corporation on a case- by- case basis.

In addition to the discussion of insider trading matters, this Policy sets forth, in general terms, certain reporting requirements and liabilities imposed on directors, specified officers and 10% Holders of the Corporation’s securities under Sections 16(a) and 16(b) (collectively, “Section 16") of the Securities Exchange Act of 1934, as amended (the "1934 Act"). Compliance with this Policy is the responsibility of every employee or representative of the Corporation and its Subsidiaries. Each person covered by this Policy must be familiar with its contents, keep it in an appropriate place for easy reference, and comply fully with these policies and procedures. The importance of this Policy cannot be overemphasized. If you have any questions regarding the meaning or application of any provision of this Policy, please contact our Compliance Officer. In addition, any violations of this Policy must be reported immediately to our Compliance Officer.

II.	DEFINITIONS

A.	The following terms, used in this Policy, have the meanings set forth opposite their names:

1.

"Beneficial Owner" means any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares direct or indirect pecuniary interest in the relevant class of equity securities.

The following rights or powers are generally accepted as the indicia of beneficial ownership:

a.	The right or power to vote or control the voting of the Corporation's securities;

b.	The right or power to transfer or control the transfer of the Corporation's securities;

c.	The right or power to receive income from the Corporation's securities or control the disposition of the income; and

d.	The right or power to receive or control the disposition of proceeds in a liquidation.

In addition, securities held by a spouse, minor children and persons who share the same household are considered to be "beneficially owned" by a person who is required to report securities ownership under Section 16 of the 1934 Act.

2.	“Blackout Period” means a period during which participants in the Corporation’s 401(k) plan are prohibited in trading in the Corporation’s securities held for their account in the plan.

3.	"Insider" means:

a.	the Corporation's Directors and the Corporation’s executive officers as designated by the Corporation’s Board of Directors;

b.	Directors and certain officers of any Subsidiary, as designated by the Corporation’s Board of Directors;

Insiders defined in Sections 3a and b are sometimes referred to as "Level 1 Insider(s)."

c.	other employees of the Corporation or its Subsidiaries, or Advisory, Emeritus and Honorary Directors of the Corporation, who are in possession of Material Inside Information about the Corporation; or

d.	10% Holders (persons holding 10% or more of the outstanding securities of the Corporation).

Insiders defined in Sections 3c and d are sometimes referred to as "Level 2 Insider(s)."

4.

"Inside Information" means information that emanates from within the Corporation or its Subsidiaries and affiliates, and is intended for a corporate purpose, such as data concerning corporate or subsidiary operations, finances or expansion and acquisition plans. The information may relate to the Corporation, its Subsidiaries, one or more third party entities or any combination thereof. Knowledge of a potential takeover is an obvious form of Inside Information. This term includes all Material, Non-public Information that effects the Corporation, its Subsidiaries or the market for the Corporation's securities.

5.

"Insider Trading Compliance Officer" for purposes of this Policy, the Corporation’s General Counsel shall serve as the Compliance Officer. In his or her absence, another officer or employee of the Corporation or any of its subsidiaries designated by the Corporation’s Board of Directors shall be responsible for administration of this Policy. The Compliance Officer has access to and reports directly to the Board of Directors.

6.

"Material" means there is a substantial likelihood that a reasonable investor would consider a fact important in making his or her investment decision. In other words, if there is a substantial likelihood that the disclosure of an omitted fact would have been viewed by a reasonable investor as having significantly altered the "total mix" of information available, then the fact is deemed to be material. Depending upon the circumstances, examples could include information about contemplated mergers or acquisitions, tender offers, or exchange offers, pending litigation, earnings or earnings estimates, changes in previously released earnings estimates, improprieties within a company, or government investigations, inquiries and/or enforcement actions.

7.	"Non-public Information" is information that has not been distributed in a manner designed to make it available to the general investor or general public.

8.

"Quasi-Insider" is a person, such as an attorney, accountant, consultant, investment banker and any other person temporarily employed by the Corporation or its Subsidiaries who gains access to Material, Non-public Information.

9.

“Reporting Period” is the period that generally occurs between the end of a fiscal quarter/year and the release of financial information to the general public (i.e., a Press Release related to Earnings or to a Material Event published on a major wire service for dissemination to the public.)

10.	"Temporary Insider" is a person who gains access to Material,

Non-public Information, even if he or she has no relationship with the Corporation.

11.

"10% Holders" - Beneficial ownership, as defined by Section 13(d) of the 1934 Act is used to determine when a person owns more than ten percent of a class of equity securities for Section 16 purposes, with some modifications. The Section 13(d) definition of beneficial ownership is used to determine when status as a 10% holder has been attained. Once such status has been attained, the reporting and short-swing provisions of Section 16 apply only to securities in which the insider has a reportable interest, as defined under Section 16.

12.

"Equity Securities" includes any stock or derivative securities such as stock options, warrants, convertible securities, stock appreciation rights, or similar rights with an exercise or conversion privilege at a price related to, or similar securities (including “put” and “call” options) with a value derived from the value of the Corporation’s stock.

III.	SECTION 16 REPORTING REQUIREMENTS

The Corporation's common stock is registered with the Securities and Exchange Commission (the "SEC") under the provisions of Section 12 of the 1934 Act. Therefore, insider trading is governed, generally, by application of Section 16.

A.

The Compliance Officer shall make available to the “Level 1 Insiders” and to 10% Holders of the Corporation, an SEC Form 3 (Initial Statement of Beneficial Ownership of Securities) for completion, for execution, and for filing with the SEC, if on has not already been completed, executed and filed with the SEC. The Compliance Officer shall assist in the preparation, completion, review, execution and amendment of the SEC Form 3 and shall, at the request of the Level 1 Insider, or 10% Holder, file the form with the SEC. When a person assumes insider status Level 1 Insider, for purposes of Section 16, and is required to complete and file Form 3, the Compliance Officer will provide the SEC Form 3, assist in its completion and file it, if so requested, with the SEC. SEC Forms 4 must be filed within 2 business days of the purchase, sale, gift, exchange or transfer of the Corporation's securities, including the receipt of restricted stock, stock options or stock dividends and the exercise of stock options.

B.

Because Level 1 Insiders are required to file Forms 4 with the SEC within a short time period, the Corporation recommends that the Level 1 Insider adhere to the following guidelines when effecting any transaction in the Corporation's securities:

1.

Notify the Compliance Officer in advance of the transaction. The Corporation does recognize that this may not always be possible because its stock is thinly traded. Level 1 Insiders may sometimes be contacted by a broker who has stock available and may have to make an immediate decision as to whether to purchase it. In this case, the individual should notify the Compliance Officer as soon as the details of the trade are available. Level 1 Insiders are encouraged to request their brokers to send transaction details directly to the Compliance Officer as well as to the Level 1 Insider.

2.

The individual must complete and submit to the Compliance Officer the “Checklist For Short-Swing Profits,” attached as Appendix A to this Policy and the “Certification Concerning Material Non-Public Information” attached as Appendix B.

3.

The individual must complete and execute an SEC Form 4, “Statement of Changes in Beneficial Ownership,” or receive confirmation from the Compliance Officer that no SEC Form 4 is required; the Compliance Officer will assist in preparation of the SEC Form 4, and will, if requested, file the SEC Form 4 with the SEC.

C.

The Compliance Officer shall inform any 10% Holder about the obligation to complete and file the SEC Forms 3, 4 and 5 for transactions in the Corporation’s securities and about the Short-Swing Profit Rule. The Compliance Officer must timely notify each Level 1 Insider and the SEC of any Blackout Period. Notice to a Level 1 Insider is timely if provided within five business days after the Corporation receives notice from the plan administrator. If no notice is received from the plan administrator, then the Compliance Officer shall notify the Level 1 Insiders at least fifteen (15) calendar days before the beginning date of the Blackout Period. Notice to the SEC is timely if the Compliance Officer files a current report on Form 8-K no later than the date required to timely notify Level 1 Insiders.

D.

The Compliance Officer shall report, as soon as practicable, to the Board of Directors, any potential violation of this Policy, including but not limited to, any violation of the Short-Swing Profit Rule or any failure to timely file an SEC Form 3, 4 or 5 with the SEC.

E.

Within 20 days after the end of each calendar year, each director and officer of the Corporation and/or Subsidiary shall review his/her prior year's securities transactions with the Compliance Officer to determine if an SEC Form 5 should be filed with the SEC on or before February 14 of each year (within 45 days after the end of the calendar year). In the event that the Level 1 Insider determines that there is no obligation to file an SEC Form 5, the Level 1 Insider shall file an executed “Affirmative Statement,” attached as Appendix E to this Policy, with the Compliance Officer prior to February 14 of each calendar year.

F.

The Compliance Officer shall consult with the Transfer Agent, Registrar or respective employee who registers transactions in the Corporation's securities, in order to identify any person, individually or acting in concert with others as a group, who holds beneficially 5% or more of the Corporation's securities. The Compliance Officer will inform such person(s) of the requirement to prepare and file Schedules 13D or 13G, as the case may be. The Compliance Officer will also consult with the appropriate employees to ascertain whether any Subsidiary beneficially holds 5% or more of the Corporation's securities in a trust or other fiduciary relationship. The Compliance Officer will assist the appropriate employees in the preparation and timely filing of the appropriate schedule under Section 13 of the 1934 Act with the SEC, if required. The Compliance Officer is also authorized to assist any director or officer in the preparation and timely filing of a Schedule 13D and all amendments thereto.

IV.	PROHIBITED ACTIVITIES

A.

No Insider (Level 1 or Level 2) shall effect any transaction in the securities of this Corporation or any other entity (including specifically a merger target) while he or she is in possession of Material, Non-public Information.

B.

No Insider (Level 1 or Level 2) shall divulge, disclose or "tip" any Material, Non-public Information to any person for any reason whatsoever without the express consent and direction of the Board of Directors of the Corporation.

C.

No Level 1 Insider shall effect any transaction in the securities in this corporation and during a Blackout Period if such security was acquired or would be acquired in connection with his or her service or employment as an Insider.

D.

Intentional violations of this Policy may result in termination of employment as an officer or employee of the Corporation, or its Subsidiaries, and, if applicable, in a request to resign from the Board of Directors of the Corporation and/or of any Subsidiary. Intentional violations of the provisions of this Policy by a "Quasi-Insider" or "Temporary Insider" will be addressed by the Board of Directors of the Corporation.

E.

Violations of Section 16 may cause an Insider (Level 1) to be held liable for short-swing profits; in addition, the SEC has the ability to enforce Section 16(a) and related rules by seeking fines and judicial action or entering administrative cease and desist orders. Among other things, the SEC is authorized to petition a district court to impose fines upon violators of Section 16. Fines, pursuant to the Federal Civil Penalties Inflation Adjustment Act of 2015, are set by the SEC, adjusted annually, can be significant in cases of deliberate and reckless disregard. In addition to other penalties for insider trading violations, the Insider Trading and Securities Fraud Enforcement Act of 1988 (ITSFEA) authorizes substantial fines against "controlling persons," a term that can encompass the Corporation and the Corporation's management personnel who know of or recklessly disregard a possible insider trading violation by a person under their control and fail to take appropriate steps to prevent the violation. The fine for each violation is within the discretion of the court and will be significant in cases of knowing or reckless disregard.

V.	COMPLIANCE PROGRAM

A.	The special trading program for Insiders is as follows:

1.

An Insider (Level 1 and Level 2) is prohibited from making a purchase, sale, transfer, or assignment of the Corporation's securities (a "Securities Trade") during four periods of the year, commencing with the day upon which the fiscal quarter ends (i.e., the last day of March, June, September and December) and ending on the close of business on the second business day after the Corporation releases periodic financial information for the fiscal quarter (or for the full year in respect of the fourth fiscal quarter) to the general public. For purposes of this Policy, the release of periodic financial information to the general public occurs when quarterly financial information (including balance sheet information as of the end of the quarter and year-to-date income information, as well as other financial information that is considered by management of the Corporation to be pertinent and material) is disseminated to the public market through a press release published by wire services or is filed on a Current Report on Form 8-K with the SEC. The Corporation's policy is to release periodic financial reports within 30 days following the end of each calendar quarter. The Board of Directors of the Corporation and the Chief Executive Officer of the Corporation may grant exceptions to this prohibition, upon request, where the person making the request is not in possession of Material Inside Information, if the grant of the exception would not be in contravention of law and the purposes of this Policy, and if the applicant’s personal circumstances warrant the grant of the exception.

2.

An Insider (Level 1) shall only effect a Securities Trade after the release of the periodic financial information, described above, and until the last day of the next calendar quarter (the "Trading Window "). However, securities trades by all Insiders (Level 1 and/or Level 2) during the Trading Window are still subject to other federal and state securities law requirements, such as Rule 144, etc. The Trading Window does not reduce or otherwise change the obligations and other restrictions placed upon an Insider under federal or state securities laws. This rule applies to all purchases and sales of the Corporation’s securities whether held directly or held in street name accounts with brokers or banks. It also applies to:

●	purchases of shares of the Corporation’s common stock, with optional voluntary cash contributions, in connection with the Company’s Dividend Reinvestment and Stock Purchase Plan (the “DRIP”); and

●	the writing of put or call options with respect to the Corporation’s common stock.

The rule does not, however, apply to purchases of the Corporation’s common stock with reinvested dividends under the DRIP.

3.

If an Insider (Level 1 and/or Level 2) is in possession of material non public information, he or she is prohibited from effecting a Securities Trade even during the Trading Window. An Insider (Level 1) is prohibited from making a Securities Trade in any equity security of the Corporation during a Blackout Period if the security was acquired or would be acquired in connection with his or her service of employment as a director or executive officer. The SEC exempted certain transactions from the trading prohibition, including: acquisitions of securities under DRIPs; acquisitions or dispositions involving bona fide gifts or transfers by will or the testamentary law; purchases or sales pursuant to certain “tax-conditioned” plans; and increases or decreases as a result of a stock split or dividend.

4.	In connection with a Securities Trade, an Insider (Level 1) shall:

●	advise the Compliance Officer of the transaction;

●

prepare and execute, with the assistance of the Compliance Officer and of counsel, if necessary, a ”Checklist for Short-Swing Profits,” attached as Appendix A and a “Certification Concerning Material, Non-Public Information,” attached as Appendix B to this Policy; and

●	if required pursuant to Section 16, (Level 1 Insider) prepare and file, with the assistance of the Compliance Officer and of counsel, if necessary, the appropriate SEC Form 4 or 5.

5.	The Insider (Level 1) must submit a copy of any SEC Form 3, 4 or 5, as filed with the SEC, to the Corporation.

6.

If, for any calendar year, an Insider (Level 1) is not required to file an SEC Form 5 with the SEC, the Insider (Level 1) shall submit an executed Affirmative Statement regarding Compliance with the Reporting Requirements of Section 16, attached as Appendix E to this Policy, to the Compliance Officer, on or before February 14.

Insiders (Level 1) who wish to implement a trading plan under SEC Rule 10b5-1 must first pre-clear the plan with the Compliance Officer. As required by Rule 10b5-1, Insiders may enter into a trading plan only when they are not in possession of Material, Non-public Information. In addition, insiders may not enter into a trading plan during a Blackout Period or Reporting Period. The trading plan must provide that no trades may occur thereunder until expiration of the applicable cooling-off period specified in Rule 10b5-1(c)(ii)(B), and no trades occur until after that time. The appropriate cooling-off period will vary based on the status of the Insider. For Level 1 Insiders, the cooling-off period ends on the later of (x) ninety days after adoption or certain modifications of the 10b5-1 plan; or (y) two business days following disclosure of the Corporation’s financial results in a Form 10-Q or Form 10-K for the quarter in which the 10b5-1 plan was adopted. For all other Insiders, the cooling-off period ends 30 days after adoption or modification of the 10b5-1 plan. This required cooling-off period will apply to the entry into a new 10b5-1 plan and any revision or modification of a 10b5-1 plan. The trading plan must be entered into in good faith by the Insider, and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1, at a time when the Insider is not in possession of material nonpublic information about the Corporation; and, if the Insider is a Level 1 Insider, the 10b5-1 plan must include representations by the Insider certifying to that effect. The trading plan gives a third party the discretionary authority to execute such purchases and sales, outside the control of the Insider, so long as such third party does not possess any material nonpublic information about the Corporation; or explicitly specifies the security or securities to be purchased or sold, the number of shares, the prices and/or dates of transactions, or other formula(s) describing such transactions. The trading plan is the only outstanding approved 10b5-1 plan entered into by the Insider (subject to the exceptions set out in Rule 10b5-1(c)(ii)(D)).

7.	Transactions pursuant to a trading plan must be reported immediately to the Compliance Officer.

B.	The Compliance Officer shall be responsible for developing educational materials and periodic presentations relating to this Policy.

C.	The Compliance Officer shall develop procedures to implement this Policy, for approval by the Board of Directors. These procedures shall include, but not be limited to:

1.	a security program designed to limit access to Material Inside Information by persons not authorized to view such information;

2.	a program designed to monitor trading activity in the Corporation's securities;

3.

a system of filing and record keeping for copies of the Insiders' (Level 1) SEC Forms 3, 4 and 5 that are filed with the SEC and submitted to the Corporation (these filings shall be retained for a minimum of 3 years);

4.	a procedure to identify delinquent Insider (Level 1) filings for purposes of disclosure in the Corporation’s proxy statement and Annual Report on Form 10-K;

5.	limitations on the transmission of Material Inside Information by Insiders;

6.	discipline for violations of this program; and

7.	a training program for persons who become Insiders (as defined under this Policy).

D.

Each person who is or becomes an Insider shall receive a copy of this Policy and shall execute each of the “Acknowledgment” and the “Agreement of Compliance,” attached to this Policy as Appendix C, an executed copy of which documents shall be retained in the employment or personnel file of the individual.

E.

A Quasi-Insider or Temporary Insider shall receive and execute the “Covenant of Non-Disclosure by a Quasi-Insider or Temporary Insider,” attached as Appendix D to this Policy, prior to any engagement or activity that may afford the individual access to Material, Non-public Information of the Corporation.

VI.	OBLIGATION TO REPORT VIOLATIONS

The improper use or unauthorized disclosure of Material, Non-public Information and/or breaches of this Policy can inflict great damage upon the Corporation and its employees. Therefore, it is the obligation of every employee who becomes aware of the improper use or disclosure of Material, Non-public Information or material breaches of this Policy to promptly communicate the relevant facts to the Compliance Officer, or to the Board of Directors.

APPENDIX A

CHECKLIST FOR SHORT-SWING PROFITS

Note: ANY combination of a non-exempt PURCHASE AND SALE or SALE AND PURCHASE of the Corporation’s securities within 6 months of each other results in a violation of Section 16(b) of the Securities Exchange Act of 1934 and, pursuant to Section 16(b), "profit" will be recovered by the Corporation. The highest priced sale will be matched with the lowest price purchase.

SALES

If you (an officer, director or 10% shareholder or any immediate family member) intend to sell or transfer the Corporation’s securities, answer the following questions:

1.	Have you (or any of your family members) purchased or otherwise acquired the Corporation’s securities within the past six months? Yes No

If yes, and the acquisition was effected by a family member, then is the family member's stock deemed to be beneficially owned by you? Yes No

2.	Have there been any option exercises within the past six months? Yes No

3.	Do you anticipate any purchases, or option exercises within the next six months? Yes No

4.	Have you notified the Compliance Officer of the transaction and completed an SEC Form 4, if required? Yes No

5.	If you are an “affiliate,” as the term is defined under the Federal securities laws, have you completed a Form 144 and notified the broker to sell pursuant to Rule 144? Yes No

A-1

PURCHASES AND OPTION EXERCISES

If you (an officer, director or 10% shareholder or any immediate family member ) intend to purchase the Corporation’s securities or exercise an option grant, answer the following questions:

1.	Have you (or any of your family members) sold or transferred any securities of the Corporation within the past six months? Yes No

If yes, and the disposition was effected by a family member, then is the family member's stock deemed to be beneficially owned by you? Yes No

2.	Do you anticipate any sales or other dispositions within the next six months (e.g. tax-related or year-end transactions)? Yes No

3.	Have you notified the Compliance Officer of the transaction and completed an SEC Form 4, if required? Yes No

4.	What is the proposed manner of purchase or acquisition?
Broker Private Option Exercise

Note:	Before proceeding with a purchase or sale, consider whether you are aware of Material, Non-public Information that could affect the price of the stock.

Date:

The information set forth herein is true and correct to the best of the undersigned's knowledge, information and belief.

Signature of Insider	Print Name of Person Signing This Checklist

(SSN or TIN of Insider)

Signature of Compliance Officer

A-2

APPENDIX B

CERTIFICATION CONCERNING MATERIAL,

NON-PUBLIC INFORMATION

I hereby certify that, to the best of my knowledge, information and belief, I do not or did not possess Material, Non-public Information for purposes of the Insider Trading Policy of Fidelity D&D Bancorp, Inc. and in connection with a Securities Trade (as defined in the Policy) which shall be effected or was effected on or about         .

Date:
Signature of Person Making Certification

Print Name

Compliance Officer

B-1

APPENDIX C

ACKNOWLEDGMENT

I, the undersigned, hereby acknowledge that I have received a copy of the Insider Trading Policy of Fidelity D&D Bancorp, Inc. and its Subsidiaries and affiliates (the "Policy"). I further certify that I have reviewed the Policy, and that I understand its provisions and what they require of me as an Insider. I understand that an intentional violation of this Policy may result in the termination of my employment as an Officer or Employee of this institution or a request to resign from the Board of Directors.

Date	Signature of Director, Officer or Employee

AGREEMENT OF COMPLIANCE

I hereby certify that I understand what is required of me by the provisions of the Insider Trading Policy of Fidelity D&D Bancorp, Inc. (the “Policy”) and that I agree to comply in good faith with the provisions and the spirit of the Policy.

Date	Signature of Director, Officer or Employee

C-1

APPENDIX D

COVENANT OF NON-DISCLOSURE BY A

QUASI-INSIDER OR TEMPORARY INSIDER

I acknowledge the establishment of an Insider Trading Policy (the "Policy") by Fidelity D&D Bancorp, Inc. (the "Corporation"). I acknowledge further that I may be considered a Quasi-Insider or Temporary Insider for purposes of the Policy because of the likelihood that I may gain access to Material, Non-public Information concerning the Corporation and/or Subsidiaries or affiliates of the Corporation as a result of my engagement with the Corporation. I covenant that I will not divulge, disclose or "tip" any Material, Non-public Information concerning the Corporation or Subsidiaries or affiliates of the Corporation to any person for any reason whatsoever, except persons with whom I am employed and who may have access to such information in the normal course of their duties. I covenant that I will in good faith make every attempt to limit access to the information at my place of employment.

I acknowledge that as a Quasi-Insider or Temporary Insider I will not buy or sell stock of Fidelity D&D Bancorp, Inc. or other entity while in possession of Material, Non-public Information regarding the Corporation or such other entity, and that such a trade may be a violation of Federal and State Securities laws.

Date:
Signature

Print Name of Person

Insider Trading Compliance Officer	Print Person's Employer or Trade Name

D-1

APPENDIX E

AFFIRMATIVE STATEMENT

REGARDING COMPLIANCE WITH

THE REPORTING REQUIREMENTS OF SECTION 16

I hereby certify that, to the best of my knowledge, information and belief, for the year ending December 31,          , I have reported to, and filed with, the Securities and Exchange Commission, all of my transactions in the common stock of Fidelity D&D Bancorp, Inc. required to be reported under the rules and regulations promulgated under Section 16 of the Securities Exchange Act of 1934, as amended. I further certify that I am not required to file an Annual Report on Form 5 with the Securities and Exchange Commission for the year ending December 31,          .

Date:
Signature of Person Making Certification

Print Name

Insider Trading Compliance Officer

Date Received

E-1